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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 9, 2002
                   Date of Report (Date of earliest reported)


                         GENUS INTERNATIONAL CORPORATION
                              (Name of Registrant)


          WYOMING                       000-26855                 74-2960356
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


128 West Boxelder Place, Suite 104, Chandler, AZ                 85225-7172
    (Address of principal executive offices)                    (Postal Code)


        Registrant's telephone number, including area code (480) 735-4467

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Item 1. CHANGES IN CONTROL OF REGISTRANT

     Michael R. Raburn and Gary C. Heath were issued restricted stock of the company as an inducement for them to assume the responsibilities listed in Item 6 below; which, also includes management activities and to reduce outstanding liabilities. Michael R. Raburn was issued 3,000,000 shares and Gary C. Heath was issued 2,000,000 shares. After these shares were issued, Michael R. Raburn and Gary C. Heath controlled approximately 25% (twenty five percent) of the outstanding shares of the company. The date of the issuance was August 4, 2002.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     None.

Item 3. BANKRUPTCY OR RECEIVERSHIP

     None.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None.

Item 5. OTHER EVENTS

     None.

Item 6. APPOINTMENT OR RESIGNATION OF NEW DIRECTORS

     Michael R. Raburn and Gary C. Heath appointed as Directors. LeRoy A. Pesch, M.D. resigned as President, Chief Executive Officer, Secretary, and Treasurer. Michael R. Raburn appointed President and Chief Executive Officer. Gary C. Heath appointed Secretary, Treasurer, and Chief Financial Officer. LeRoy A. Pesch, M.D. did not resign any of the above listed offices because of any disagreement on matters relating to operations, policies, or practices. All appointments and resignations effective August 4, 2002.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statement of the acquired business

          N/A

     (b)  Not Applicable

     (c)  EXHIBITS

          None
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Genus International Corporation
                                        ----------------------------------------
                                        (Registrant)


                                        /s/ Michael R. Raburn
                                        ----------------------------------------
                                        Michael R. Raburn
                                        President and CEO


                                        /s/ LeRoy A. Pesch, M.D.
                                        ----------------------------------------
                                        LeRoy A. Pesch, M.D.
                                        Director and Former President

Date: August 9, 2002